Effective July 30, 2007 the
Companys American Depositary Share
(ADS) Ratio Changed from 1:1 (One
ADS Representing One Ordinary
Share) to 2:1 (Two ADS Representing
one Ordinary Shares).


Exhibit A to Deposit Agreement

No.
__________________________________
_
AMERICAN DEPOSITARY
SHARES
(Each American Depositary Share
represents two (2) deposited Shares)

THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR ORDINARY SHARES OF THE
PAR VALUE OF U.S.$0.01 PER
SHARE OF
CTRIP.COM INTERNATIONAL,
LTD.
(INCORPORATED UNDER THE
LAWS OF THE CAYMAN ISLANDS)
            The Bank of New York as
depositary (hereinafter called the
Depositary), hereby certifies that
, or registered assigns IS THE OWNER
OF
AMERICAN DEPOSITARY SHARES

representing deposited ordinary shares
(herein called Shares) of Ctrip.com
International, Ltd., incorporated under the laws of the Cayman Islands (herein called the Company). At the date hereof, each American Depositary Share represents two
(2) Shares which are either deposited or subject to deposit under the deposit agreement at the Hong Kong office of The
Hongkong and Shanghai Banking
Corporation Limited (herein called the
Custodian).  The Depositarys Corporate
Trust Office is located at a different
address than its principal executive office.
Its Corporate Trust Office is located at 101
Barclay Street, New York, N.Y. 10286,
and its principal executive office is located at One Wall Street, New York, N.Y.
10286.

THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW
YORK, N.Y.  10286


1.	THE DEPOSIT AGREEMENT.
      This American Depositary Receipt
is one of an issue (herein called Receipts),
all issued and to be issued upon the terms
and conditions set forth in the deposit
agreement, dated as of December 8, 2003
(herein called the Deposit Agreement), by
and among the Company, the Depositary,
and all Owners and Beneficial Owners
from time to time of Receipts issued
thereunder, each of whom by accepting a
Receipt agrees to become a party thereto
and become bound by all the terms and
conditions thereof.  The Deposit
Agreement sets forth the rights of Owners
and Beneficial Owners of the Receipts and
the rights and duties of the Depositary in
respect of the Shares deposited thereunder
and any and all other securities, property
and cash from time to time received in
respect of such Shares and held thereunder
(such Shares, securities, property, and cash
are herein called Deposited Securities).
Copies of the Deposit Agreement are on
file at the Depositarys Corporate Trust
Office in New York City and at the office
of the Custodian.
      The statements made on the face
and reverse of this Receipt are summaries
of certain provisions of the Deposit
Agreement and are qualified by and
subject to the detailed provisions of the
Deposit Agreement, to which reference is
hereby made. Capitalized terms not
defined herein shall have the meanings set
forth in the Deposit Agreement.
2.	SURRENDER OF RECEIPTS
AND WITHDRAWAL OF SHARES.
      Upon surrender at the Corporate
Trust Office of the Depositary of this
Receipt, and upon payment of the fee of
the Depositary provided in this Receipt,
and subject to the terms and conditions of
the Deposit Agreement, the Owner hereof
is entitled to delivery, to him or upon his
order, of the amount of Deposited
Securities at the time represented by the
American Depositary Shares for which
this Receipt is issued.  Delivery of such
Deposited Securities may be made by the
delivery of (a) Shares in the name of the
Owner hereof or as ordered by him or by
certificates properly endorsed or
accompanied by proper instruments of
transfer to such Owner or as ordered by
him and (b) any other securities, property
and cash to which such Owner is then
entitled in respect of this Receipt to such
Owner or as ordered by him.  Such
delivery will be made at the option of the
Owner hereof, either at the office of the
Custodian or at the Corporate Trust Office
of the Depositary, provided that the
forwarding of certificates for Shares or
other Deposited Securities for such
delivery at the Corporate Trust Office of
the Depositary shall be at the risk and
expense of the Owner hereof.
Notwithstanding any other provision of the
Deposit Agreement or this Receipt, the
surrender of outstanding Receipts and
withdrawal of Deposited Securities may be
suspended only for (i) temporary delays
caused by closing the transfer books of the
Depositary or the Company or the deposit
of Shares in connection with voting at a
shareholders meeting, or the payment of
dividends, (ii) the payment of fees, taxes
and similar charges, and (iii) compliance
with any U.S. or foreign laws or
governmental regulations relating to the
Receipts or to the withdrawal of the
Deposited Securities.
3.	TRANSFERS, SPLITUPS, AND
COMBINATIONS OF RECEIPTS.
      The transfer of this Receipt is
registrable on the books of the Depositary
at its Corporate Trust Office by the Owner
hereof in person or by a duly authorized
attorney, upon surrender of this Receipt
properly endorsed for transfer or
accompanied by proper instruments of
transfer and funds sufficient to pay any
applicable transfer taxes and the expenses
of the Depositary and upon compliance
with such regulations, if any, as the
Depositary may establish for such
purpose.  This Receipt may be split into
other such Receipts, or may be combined
with other such Receipts into one Receipt,
evidencing the same aggregate number of
American Depositary Shares as the
Receipt or Receipts surrendered.  As a
condition precedent to the execution and
delivery, registration of transfer, splitup,
combination, or surrender of any Receipt
or withdrawal of any Deposited Securities,
the Depositary, the Custodian, or Registrar
may require payment from the depositor of
Shares or the presenter of the Receipt of a
sum sufficient to reimburse it for any tax,
stamp duty or other governmental charge
and any stock transfer or registration fee
with respect thereto (including any such
tax or charge and fee with respect to
Shares being deposited or withdrawn) and
payment of any applicable fees as
provided in this Receipt, may require the
production of proof satisfactory to it as to
the identity and genuineness of any
signature and may also require compliance
with any regulations the Depositary may
establish consistent with the provisions of
the Deposit Agreement or this Receipt.
      The delivery of Receipts against
deposits of Shares generally or against
deposits of particular Shares may be
suspended, or the transfer of Receipts in
particular instances may be refused, or the
registration of transfer of outstanding
Receipts generally may be suspended,
during any period when the transfer books
of the Depositary are closed, or if any such
action is deemed necessary or advisable by
the Depositary or the Company at any time
or from time to time because of any
requirement of law or of any government
or governmental body or commission, or
under any provision of the Deposit
Agreement or this Receipt, or for any
other reason, subject to Article (23)
hereof.  Without limitation of the
foregoing, the Depositary shall not
knowingly accept for deposit under the
Deposit Agreement any Shares required to
be registered under the provisions of the
Securities Act, unless a registration
statement is in effect as to such Shares.
4.	LIABILITY OF OWNER FOR
TAXES.
      If any tax or other governmental
charge shall become payable with respect
to any Receipt or any Deposited Securities
represented hereby, such tax or other
governmental charge shall be payable by
the Owner hereof to the Depositary.  The
Depositary may refuse to effect any
transfer of this Receipt or any withdrawal
of Deposited Securities represented by
American Depositary Shares evidenced by
such Receipt until such payment is made,
and may withhold any dividends or other
distributions, or may sell for the account
of the Owner hereof any part or all of the
Deposited Securities represented by the
American Depositary Shares evidenced by
this Receipt, and may apply such
dividends or other distributions or the
proceeds of any such sale in payment of
such tax or other governmental charge and
the Owner hereof shall remain liable for
any deficiency.
5.	WARRANTIES OF
DEPOSITORS.
      Every person depositing Shares
under the Deposit Agreement shall be
deemed thereby to represent and warrant
that such Shares and each certificate
therefor, if applicable, are validly issued,
fully paid, nonassessable and free of any
preemptive rights of the holders of
outstanding Shares and that the person
making such deposit is duly authorized so
to do.  Every such person shall also be
deemed to represent that the deposit of
such Shares and the sale of Receipts
evidencing American Depositary Shares
representing such Shares by that person
would not be Restricted Securities.  Such
representations and warranties shall
survive the deposit of Shares and issuance
of Receipts.
6.	FILING PROOFS,
CERTIFICATES, AND OTHER
INFORMATION.
      Any person presenting Shares for
deposit or any Owner or Beneficial Owner
of a Receipt may be required from time to
time to file with the Depositary or the
Custodian such proof of citizenship or
residence, exchange control approval, or
such information relating to the
registration on the books of the Company
or the Foreign Registrar, if applicable, to
execute such certificates and to make such
representations and warranties, as the
Depositary may deem necessary or proper.
The Depositary may withhold the delivery
or registration of transfer of any Receipt or
the distribution of any dividend or sale or
distribution of rights or of the proceeds
thereof or the delivery of any Deposited
Securities until such proof or other
information is filed or such certificates are
executed or such representations and
warranties made.  If requested in writing,
the Depositary shall, as promptly as
practicable, provide the Company, at the
expense of the Company, with copies of
any such proofs, certificates or other
information it receives pursuant to this
Article, unless prohibited by applicable
law.  No Share shall be accepted for
deposit unless accompanied by evidence
satisfactory to the Depositary that any
necessary approval has been granted by
any governmental body the Cayman
Islands or in Hong Kong which is then
performing the function of the regulation
of currency exchange.
7.	CHARGES OF DEPOSITARY.
      The Company agrees to pay the
fees, reasonable expenses and outofpocket
charges of the Depositary and those of any
Registrar only in accordance with
agreements in writing entered into
between the Depositary and the Company
from time to time.  The Depositary shall
present its statement for such charges and
expenses to the Company once every three
months.  The charges and expenses of the
Custodian are for the sole account of the
Depositary.
      The following charges shall be
incurred by any party depositing or
withdrawing Shares or by any party
surrendering Receipts or to whom
Receipts are issued (including, without
limitation, issuance pursuant to a stock
dividend or stock split declared by the
Company or an exchange of stock
regarding the Receipts or Deposited
Securities or a distribution of Receipts
pursuant to Section 4.3 of the Deposit
Agreement), or by Owners, as applicable:
(1) taxes, stamp duty and other
governmental charges, (2) such
registration fees as may from time to time
be in effect for the registration of transfers
of Shares generally on the Share register
of the Company or Foreign Registrar and
applicable to transfers of Shares to or from
the name of the Depositary or its nominee
or the Custodian or its nominee on the
making of deposits or withdrawals under
the Deposit Agreement, (3) such cable,
telex and facsimile transmission expenses
as are expressly provided in the Deposit
Agreement, (4) such expenses as are
incurred by the Depositary in the
conversion of foreign currency pursuant to
Section 4.5 of the Deposit Agreement,
(5) a fee of $5.00 or less per 100 American
Depositary Shares (or portion thereof) for
the execution and delivery of Receipts
pursuant to Section 2.3, 4.3 or 4.4 of the
Deposit Agreement and the surrender of
Receipts pursuant to Section 2.5 or 6.2 of
the Deposit Agreement, (6) a fee of $.02
or less per American Depositary Share (or
portion thereof) for any cash distribution
made pursuant to the Deposit Agreement,
including, but not limited to Sections 4.1
through 4.4 of the Deposit Agreement,
(7) a fee for the distribution of securities
pursuant to Section 4.2 of the Deposit
Agreement, such fee being in an amount
equal to the fee for the execution and
delivery of American Depositary Shares
referred to above which would have been
charged as a result of the deposit of such
securities (for purposes of this clause 7
treating all such securities as if they were
Shares) but which securities are instead
distributed by the Depositary to Owners,
(8) a fee of $.02 or less per American
Depositary Share (or portion thereof) for
depositary services, which will accrue on
the last day of each calendar year and
which will be payable as provided in
clause (9) below provided, however, that
no fee will be assessed under this clause
(8) to the extent a fee of $.02 was charged
pursuant to clause (6) above during that
calendar year and (9) any other charge
payable by the Depositary, any of the
Depositarys agents, including the
Custodian, or the agents of the Depositarys
agents in connection with the servicing of
Shares or other Deposited Securities
(which charge shall be assessed against
Owners as of the date or dates set by the
Depositary in accordance with Section 4.6
of the Deposit Agreement and shall be
payable at the sole discretion of the
Depositary by billing such Owners for
such charge or by deducting such charge
from one or more cash dividends or other
cash distributions).
      The Depositary, subject to
Section 2.9 of the Deposit Agreement and
Article 8 hereof, may own and deal in any
class of securities of the Company and its
affiliates and in Receipts.
8.	PRERELEASE OF RECEIPTS.
      The Depositary may issue Receipts
against the delivery by the Company (or
any agent of the Company recording Share
ownership) of rights to receive Shares
from the Company (or any such agent).
No such issue of Receipts will be deemed
a PreRelease that is subject to the
restrictions of the following paragraph.
      Unless requested in writing by the
Company to cease doing so, the
Depositary may, notwithstanding Section
2.3 of the Deposit Agreement, execute and
deliver Receipts prior to the receipt of
Shares pursuant to Section 2.2 of the
Deposit Agreement (PreRelease).  The
Depositary may, pursuant to Section 2.5 of
the Deposit Agreement, deliver Shares
upon the receipt and cancellation of
Receipts which have been PreReleased,
whether or not such cancellation is prior to
the termination of such PreRelease or the
Depositary knows that such Receipt has
been PreReleased.  The Depositary may
receive Receipts in lieu of Shares in
satisfaction of a PreRelease.  Each
PreRelease will be (a) preceded or
accompanied by a written representation
and agreement from the person to whom
Receipts are to  be delivered (the
PreReleasee) that the PreReleasee, or its
customer, (i) owns the Shares or Receipts
to be remitted, as the case may be, (ii)
assigns all beneficial rights, title and
interest in such Shares or Receipts, as the
case may be, to the Depositary in its
capacity as such and for the benefit of the
Owners, and (iii) will not take any action
with respect to such Shares or Receipts, as
the case may be, that is inconsistent with
the transfer of beneficial ownership
(including, without the consent of the
Depositary, disposing of such Shares or
Receipts, as the case may be), other than
in satisfaction of such PreRelease, (b) at
all times fully collateralized with cash,
U.S. government securities or such other
collateral as the Depositary determines, in
good faith, will provide substantially
similar liquidity and security, (c)
terminable by the Depositary on not more
than five (5) business days notice, and (d)
subject to such further indemnities and
credit regulations as the Depositary deems
appropriate.  The number of Shares not
deposited but represented by American
Depositary Shares outstanding at any time
as a result of PreReleases will not
normally exceed thirty percent (30%) of
the Shares deposited hereunder provided,
however, that the Depositary reserves the
right to disregard such limit from time to
time as it deems reasonably appropriate,
and may, with the prior written consent of
the Company, change such limit for
purposes of general application.  The
Depositary will also set Dollar limits with
respect to PreRelease transactions to be
entered into hereunder with any particular
PreReleasee on a casebycase basis as the
Depositary deems appropriate.  For
purposes of enabling the Depositary to
fulfill its obligations to the Owners under
the Deposit Agreement, the collateral
referred to in clause (b) above shall be
held by the Depositary as security for the
performance of the PreReleasees
obligations to the Depositary in connection
with a PreRelease transaction, including
the PreReleasees obligation to deliver
Shares or Receipts upon termination of a
PreRelease transaction (and shall not, for
the avoidance of doubt, constitute
Deposited Securities hereunder).
      The Depositary may retain for its
own account any compensation received
by it in connection with the foregoing.
9.	TITLE TO RECEIPTS.
      It is a condition of this Receipt and
every successive Owner and Beneficial
Owner of this Receipt by accepting or
holding the same consents and agrees, that
title to this Receipt when properly
endorsed or accompanied by proper
instruments of transfer, is transferable by
delivery with the same effect as in the case
of a negotiable instrument under the laws
of New York provided, however, that the
Depositary, notwithstanding any notice to
the contrary, may treat the person in
whose name this Receipt is registered on
the books of the Depositary as the absolute
owner hereof for the purpose of
determining the person entitled to
distribution of dividends or other
distributions or to any notice provided for
in the Deposit Agreement and for all other
purposes.
10.	VALIDITY OF RECEIPT.
      This Receipt shall not be entitled to
any benefits under the Deposit Agreement
or be valid or obligatory for any purpose,
unless this Receipt shall have been
executed by the Depositary by the manual
signature of a duly authorized signatory of
the Depositary provided, however, that
such signature may be a facsimile if a
Registrar for the Receipts shall have been
appointed, and such Receipts are
countersigned by the manual or facsimile
signature of a duly authorized officer of
the Registrar.
11.	REPORTS INSPECTION OF
TRANSFER BOOKS.
      The Company is subject to the
periodic reporting requirements of the
Securities Exchange Act of 1934 and,
accordingly, files certain reports with the Securities and Exchange Commission
(hereinafter called the Commission).
      Such reports and communications
will be available for inspection and
copying at the public reference facilities maintained by the Commission located at 450 Fifth Street, N.W., Washington, D.C.
20549.
      The Depositary will make
available for inspection by Owners of
Receipts at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.
The Depositary shall also, upon written
request, send to the Owners of Receipts
copies of such reports when furnished by the Company pursuant to the Deposit
Agreement. Any such reports and
communications, including any such proxy soliciting material, furnished to the
Depositary by the Company shall be
furnished in English to the extent such
materials are required to be translated into English pursuant to any regulation of the Commission.
      The Depositary shall keep books at
its Corporate Trust Office for the
registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners and the Company, provided that such inspection shall not be for the purpose of communicating with Owners of Receipts in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

12.	DIVIDENDS AND
DISTRIBUTIONS.
      Whenever the Depositary shall
receive any cash dividend or other cash
distribution on any Deposited Securities,
the Depositary shall, if at the time of
receipt thereof any amounts received in a
foreign currency can in the judgment of
the Depositary be converted on a
reasonable basis into United States dollars
transferable to the United States, and
subject to the Deposit Agreement, convert
such dividend or distribution into Dollars
and shall distribute the amount thus
received (net of the fees and expenses of
the Depositary as provided in the Deposit
Agreement, if applicable) to the Owners of
Receipts entitled thereto, provided,
however, that in the event that the
Company or the Depositary shall be
required to withhold and does withhold
from such cash dividend or such other
cash distribution in respect of any
Deposited Securities an amount on
account of taxes, the amount distributed to
the Owners of the Receipts evidencing
American Depositary Shares representing
such Deposited Securities shall be reduced
accordingly.
      Subject to the provisions of
Sections 4.11 and 5.9 of the Deposit
Agreement, whenever the Depositary shall
receive any distribution other than a
distribution described in Sections 4.1, 4.3
or 4.4 of the Deposit Agreement, the
Depositary shall cause the securities or
property received by it to be distributed to
the Owners of Receipts entitled thereto,
after deduction or upon payment of any
fees and expenses of the Depositary or any
taxes or other governmental charges, in
any manner that the Depositary may deem
equitable and practicable for
accomplishing such distribution provided,
however, that if in the opinion of the
Depositary such distribution cannot be
made proportionately among the Owners
of Receipts entitled thereto, or if for any
other reason the Depositary deems such
distribution not to be feasible, the
Depositary may adopt such method as it
may deem equitable and practicable for
the purpose of effecting such distribution,
including, but not limited to, the public or
private sale of the securities or property
thus received, or any part thereof, and the
net proceeds of any such sale (net of the
fees of the Depositary as provided in
Section 5.9 of the Deposit Agreement)
shall be distributed by the Depositary to
the Owners of Receipts entitled thereto as
in the case of a distribution received in
cash.
      If any distribution upon any
Deposited Securities consists of a dividend
in, or free distribution of, Shares, the
Depositary may, and shall if the Company
shall so request, distribute to the Owners
of outstanding Receipts entitled thereto,
additional Receipts evidencing an
aggregate number of American Depositary
Shares representing the amount of Shares
received as such dividend or free
distribution, subject to the terms and
conditions of the Deposit Agreement with
respect to the deposit of Shares and the
issuance of American Depositary Shares
evidenced by Receipts, including the
withholding of any tax or other
governmental charge as provided in
Section 4.11 of the Deposit Agreement
and the payment of the fees and expenses
of the Depositary as provided in Section
5.9 of the Deposit Agreement.  In lieu of
delivering Receipts for fractional
American Depositary Shares in any such
case, the Depositary shall sell the amount
of Shares represented by the aggregate of
such fractions and distribute the net
proceeds, all in the manner and subject to
the conditions set forth in the Deposit
Agreement.  If additional Receipts are not
so distributed, each American Depositary
Share shall thenceforth also represent the
additional Shares distributed upon the
Deposited Securities represented thereby.
      The Company or its agent will
remit to the appropriate governmental
agency in the Cayman Islands all amounts
withheld and owing to such agency.  The
Depositary will forward to the Company
or its agent such information from its
records as the Company may reasonably
request to enable the Company or its agent
to file necessary reports with
governmental agencies, and the Depositary
or the Company or its agent may file any
such reports necessary to obtain benefits
under the applicable tax treaties for the
Owners of Receipts.  In the event that the
Depositary determines that any
distribution in property (including Shares
and rights to subscribe therefor) is subject
to any tax or other governmental charge
which the Depositary is obligated to
withhold, the Depositary may by public or
private sale dispose of all or a portion of
such property (including Shares and rights
to subscribe therefor) in such amounts and
in such manner as the Depositary deems
necessary and practicable to pay any such
taxes or charges and the Depositary shall
distribute the net proceeds of any such sale
after deduction of such taxes or charges to
the Owners of Receipts entitled thereto.
13.	CONVERSION OF FOREIGN
CURRENCY.
      Whenever the Depositary or the
Custodian shall receive foreign currency,
by way of dividends or other distributions
or the net proceeds from the sale of
securities, property or rights, and if at the
time of the receipt thereof the foreign
currency so received can in the judgment
of the Depositary be converted on a
reasonable basis into Dollars and the
resulting Dollars transferred to the United
States, the Depositary shall convert or
cause to be converted, by sale or in any
other manner that it may determine, such
foreign currency into Dollars, and such
Dollars shall be distributed to the Owners
entitled thereto or, if the Depositary shall
have distributed any warrants or other
instruments which entitle the holders
thereof to such Dollars, then to the holders
of such warrants and/or instruments upon
surrender thereof for cancellation.  Such
distribution may be made upon an
averaged or other practicable basis without
regard to any distinctions among Owners
on account of exchange restrictions, the
date of delivery of any Receipt or
otherwise and shall be net of any expenses
of conversion into Dollars incurred by the
Depositary as provided in Section 5.9 of
the Deposit Agreement.
      If such conversion or distribution
can be effected only with the approval or
license of any government or agency
thereof, the Depositary shall file such
application for approval or license, if any,
as it may deem desirable.
      If at any time the Depositary shall
determine that in its judgment any foreign
currency received by the Depositary or the
Custodian is not convertible on a
reasonable basis into Dollars transferable
to the United States, or if any approval or
license of any government or agency
thereof which is required for such
conversion is denied or in the opinion of
the Depositary is not obtainable without
excessively burdensome or otherwise
unreasonable efforts, or if any such
approval or license is not obtained within a
reasonable period as determined by the
Depositary, or if there are foreign
exchange controls in place that prohibit
such conversion, the Depositary may
distribute the foreign currency (or an
appropriate document evidencing the right
to receive such foreign currency) received
by the Depositary to, or in its discretion
may hold such foreign currency
uninvested and without liability for
interest thereon for the respective accounts
of, the Owners entitled to receive the
same.
      If any such conversion of foreign
currency, in whole or in part, cannot be
effected for distribution to some of the
Owners entitled thereto, the Depositary
may in its discretion make such
conversion and distribution in Dollars to
the extent permissible to the Owners
entitled thereto and may distribute the
balance of the foreign currency received
by the Depositary to, or hold such balance
uninvested and without liability for
interest thereon for the respective accounts
of, the Owners entitled thereto.
14.	RIGHTS.
      In the event that the Company shall
offer or cause to be offered to the holders
of any Deposited Securities any rights to
subscribe for additional Shares or any
rights of any other nature, the Depositary,
after Consultation with the Company shall
have discretion as to the procedure to be
followed in making such rights available
to any Owners or in disposing of such
rights on behalf of any Owners and
making the net proceeds available to such
Owners or, if by the terms of such rights
offering or for any other reason, the
Depositary may not either make such
rights available to any Owners or dispose
of such rights and make the net proceeds
available to such Owners, then the
Depositary shall allow the rights to lapse.
If at the time of the offering of any rights
the Depositary determines in its discretion
that it is lawful and feasible to make such
rights available to all Owners or to certain
Owners but not to other Owners, the
Depositary may distribute, to any Owner
to whom it determines the distribution to
be lawful and feasible, in proportion to the
number of American Depositary Shares
held by such Owner, warrants or other
instruments therefor in such form as it
deems appropriate.
      In circumstances in which rights
would otherwise not be distributed, if an
Owner of Receipts requests the
distribution of warrants or other
instruments in order to exercise the rights
allocable to the American Depositary
Shares of such Owner under the Deposit
Agreement, the Depositary will make such
rights available to such Owner upon
written notice from the Company to the
Depositary that (a) the Company has
elected in its sole discretion to permit such
rights to be exercised and (b) such Owner
has executed such documents as the
Company has determined in its sole
discretion are reasonably required under
applicable law.
      If the Depositary has distributed
warrants or other instruments for rights to
all or certain Owners, then upon
instruction from such an Owner pursuant
to such warrants or other instruments to
the Depositary from such Owner to
exercise such rights, upon payment by
such Owner to the Depositary for the
account of such Owner of an amount equal
to the purchase price of the Shares to be
received upon the exercise of the rights,
and upon payment of the fees and
expenses of the Depositary and any other
charges as set forth in such warrants or
other instruments, the Depositary shall, on
behalf of such Owner, exercise the rights
and purchase the Shares, and the Company
shall cause the Shares so purchased to be
delivered to the Depositary on behalf of
such Owner.  As agent for such Owner,
the Depositary will cause the Shares so
purchased to be deposited pursuant to
Section 2.2 of the Deposit Agreement, and
shall, pursuant to Section 2.3 of the
Deposit Agreement, execute and deliver
Receipts to such Owner.  In the case of a
distribution pursuant to the second
paragraph of this Article, such Receipts
shall be legended in accordance with
applicable U.S. laws, and shall be subject
to the appropriate restrictions on sale,
deposit, cancellation and transfer under
such laws.
      If the Depositary determines in its
discretion that it is not lawful and feasible
to make such rights available to all or
certain Owners, it may sell the rights,
warrants or other instruments in proportion
to the number of American Depositary
Shares held by the Owners to whom it has
determined it may not lawfully or feasibly
make such rights available, and allocate
the net proceeds of such sales (net of the
fees and expenses of the Depositary as
provided in Section 5.9 of the Deposit
Agreement and all taxes and governmental
charges payable in connection with such
rights and subject to the terms and
conditions of the Deposit Agreement) for
the account of such Owners otherwise
entitled to such rights, warrants or other
instruments, upon an averaged or other
practical basis without regard to any
distinctions among such Owners because
of exchange restrictions or the date of
delivery of any Receipt or otherwise.
      The Depositary will not offer rights
to Owners unless both the rights and the
securities to which such rights relate are
either exempt from registration under the
Securities Act with respect to a
distribution to Owners or are registered
under the provisions of the Securities Act
provided, that nothing in the Deposit
Agreement shall create any obligation on
the part of the Company to file a
registration statement with respect to such
rights or underlying securities or to
endeavor to have such a registration
statement declared effective.  If an Owner
of Receipts requests distribution of
warrants or other instruments,
notwithstanding that there has been no
such registration under such the Securities
Act, the Depositary shall not effect such
distribution unless it has received an
opinion from recognized counsel in the
United States for the Company upon
which the Depositary may rely that such
distribution to such Owner is exempt from
such registration provided, however, the
Company shall have no obligation to cause
its counsel to issue such opinion at the
request of such Owner.
      The Depositary shall not be
responsible for any failure to determine
that it may be lawful or feasible to make
such rights available to Owners in general
or any Owner in particular.
15.	RECORD DATES.
      Whenever any cash dividend or
other cash distribution shall become
payable or any distribution other than cash
shall be made, or whenever rights shall be
issued with respect to the Deposited
Securities, or whenever for any reason the
Depositary causes a change in the number
of Shares that are represented by each
American Depositary Share, or whenever
the Depositary shall receive notice of any
meeting of holders of Shares or other
Deposited Securities, or whenever the
Depositary shall find it necessary or
convenient, the Depositary shall fix a
record date, which date shall be the same
date, to the extent practicable, as the
record date for the Deposited Securities or
if different, as close thereto as practicable
(a) for the determination of the Owners of
Receipts who shall be (i) entitled to
receive such dividend, distribution or
rights or the net proceeds of the sale
thereof or (ii) entitled to give instructions
for the exercise of voting rights at any
such meeting, or (b) on or after which each
American Depositary Share will represent
the changed number of Shares, or (c) for
any other matter, subject to the provisions
of the Deposit Agreement.
16.	VOTING OF DEPOSITED
SECURITIES.
      Upon receipt of notice of any
meeting of holders of Shares or other
Deposited Securities, if requested in
writing by the Company, the Depositary
shall, as soon as practicable thereafter, mail to the Owners of Receipts a notice, the form of which notice shall contain (a) such information as is contained in such notice of meeting, (b) a statement that the Owners of Receipts as of the close of business on a specified record date will be entitled, subject to any applicable provision of Hong Kong and Cayman
Islands law and of the Memorandum and
Articles of Association of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited
Securities represented by their respective
American Depositary Shares and (c) a
statement as to the manner in which such instructions may be given. Upon the written request of an Owner of a Receipt on such record date, received on or before the date established by the Depositary for such purpose (the Instruction Date), the Depositary shall endeavor, in so far as practicable to vote or cause to be voted the amount of Shares or other Deposited
Securities represented by the American
Depositary Shares evidenced by such
Receipt in accordance with the instructions set forth in such request. The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such instructions.
      There can be no assurance that
Owners generally or any Owner in
particular will receive the notice described in the preceding paragraph sufficiently prior to the Instruction Date to ensure that the Depositary will vote the Shares or Deposited Securities in accordance with the provisions set forth in the preceding paragraph.


17.	CHANGES AFFECTING
DEPOSITED SECURITIES.
      In circumstances where the
provisions of Section 4.3 of the Deposit
Agreement do not apply, upon any change
in nominal value, change in par value,
splitup, consolidation or any other
reclassification of Deposited Securities, or
upon any recapitalization, reorganization,
merger or consolidation, or sale of assets
affecting the Company or to which it is a
party, any securities which shall be
received by the Depositary or a Custodian
in exchange for or in conversion of or in
respect of Deposited Securities shall be
treated as new Deposited Securities under
the Deposit Agreement, and American
Depositary Shares shall thenceforth
represent, in addition to the existing
Deposited Securities, if any, the new
Deposited Securities so received in
exchange or conversion, unless additional
Receipts are delivered pursuant to the
following sentence.  In any such case the
Depositary may, and shall at the
Companys request,  execute and deliver
additional Receipts as in the case of a
dividend in Shares, or call for the
surrender of outstanding Receipts to be
exchanged for new Receipts specifically
describing such new Deposited Securities.
18.	LIABILITY OF THE
COMPANY AND DEPOSITARY.
      Neither the Depositary nor the
Company nor any of their respective
directors, officers, employees, agents or
affiliates shall incur any liability to any
Owner or Beneficial Owner of any
Receipt, if by reason of any provision of
any present or future law or regulation of
the United States, the Peoples Republic of
China or any other country, or of any
governmental or regulatory authority or
stock exchange, or by reason of any
provision, present or future, of the
Memorandum and Articles of Association
of the Company, or by reason of any
provision of any Securities issued or
distributed by the Company, or any
Offering or distribution thereof or by
reason of any act of God or war or
terrorism or other circumstances beyond
its control, the Depositary or the Company
shall be prevented, delayed or forbidden
from, or be subject to any civil or criminal
penalty on account of, doing or performing
any act or thing which by the terms of the
Deposit Agreement or Deposited
Securities it is provided shall be done or
performed nor shall the Depositary or the
Company or any of their respective
directors, officers, employees, agents or
affiliates incur any liability to any Owner
or Beneficial Owner of a Receipt by
reason of any nonperformance or delay,
caused as aforesaid, in the performance of
any act or thing which by the terms of the
Deposit Agreement it is provided shall or
may be done or performed, or by reason of
any exercise of, or failure to exercise, any
discretion provided for in the Deposit
Agreement.  Where, by the terms of a
distribution pursuant to Sections 4.1, 4.2
or 4.3 of the Deposit Agreement, or an
offering or distribution pursuant to Section
4.4 of the Deposit Agreement, or for any
other reason, such distribution or offering
may not be made available to Owners of
Receipts, and the Depositary may not
dispose of such distribution or offering on
behalf of such Owners and make the net
proceeds available to such Owners, then
the Depositary shall not make such
distribution or offering, and shall allow
any rights, if applicable, to lapse in each
such case without liability to the Company
or the Depositary.
      Neither the Company nor the
Depositary nor any of their officers,
employees, agents or affiliates assumes
any obligation or shall be subject to any
liability under the Deposit Agreement to
Owners or Beneficial Owners of Receipts,
except that the Company and the
Depositary agree to perform their
obligations specifically set forth in the
Deposit Agreement without negligence or
bad faith.  The Depositary shall not be
subject to any liability with respect to the
validity or worth of the Deposited
Securities.  Neither the Depositary nor the
Company shall be under any obligation to
appear in, prosecute or defend any action,
suit or other proceeding in respect of any
Deposited Securities or in respect of the
Receipts, which in its opinion may involve
it in expense or liability, unless indemnity
satisfactory to it against all expense and
liability shall be furnished as often as may
be required, and the Custodian shall not be
under any obligation whatsoever with
respect to such proceedings, the
responsibility of the Custodian being
solely to the Depositary.  Neither the
Depositary nor the Company shall be
liable for any action or nonaction by it in
reliance upon the advice of or information
from legal counsel, accountants, any
person presenting Shares for deposit, any
Owner or Beneficial Owner of a Receipt,
or any other person believed by it in good
faith to be competent to give such advice
or information.  The Depositary shall not
be liable for any acts or omissions made
by a successor depositary whether in
connection with a previous act or omission
of the Depositary or in connection with
any matter arising wholly after the
removal or resignation of the Depositary,
provided that in connection with the issue
out of which such potential liability arises
the Depositary performed its obligations
without negligence or bad faith while it
acted as Depositary.  The Depositary shall
not be responsible for any failure to carry
out any instructions to vote any of the
Deposited Securities, or for the manner in
which any such vote is cast or the effect of
any such vote, provided that any such
action or nonaction is in good faith.  The
Company agrees to indemnify the
Depositary, its directors, employees,
agents and affiliates and any Custodian
against, and hold each of them harmless
from, any liability or expense (including,
but not limited to, the fees and expenses of
counsel) which may arise out of any
registration with the Commission of
Receipts, American Depositary Shares or
Deposited Securities or the offer or sale
thereof in the United States or out of acts
performed or omitted, in accordance with
the provisions of the Deposit Agreement
and of the Receipts, as the same may be
amended, modified or supplemented from
time to time, (i) by either the Depositary or
a Custodian or their respective directors,
employees, agents and affiliates, except
for any liability or expense arising out of
the negligence or bad faith of either of
them, or (ii) by the Company or any of its
directors, employees, agents and affiliates.
No disclaimer of liability under the
Securities Act of 1933 is intended by any
provision of the Deposit Agreement.
19.	RESIGNATION AND
REMOVAL OF THE DEPOSITARY.
      The Depositary may at any time
resign as Depositary under the Deposit
Agreement by written notice of its election
so to do delivered to the Company, such
resignation to take effect upon the
appointment of a successor depositary and
its acceptance of such appointment as
provided in the Deposit Agreement.  The
Depositary may at any time be removed by
the Company by 90 days prior written
notice of such removal, which shall
become effective upon the later to occur of
the (i) 90th day after delivery of the notice
to the Depositary or (ii) the appointment of
a successor depositary and its acceptance
of such appointment as provided in the
Deposit Agreement.  Whenever the
Depositary in its discretion determines that
it is in the best interest of the Owners of
Receipts to do so, it may appoint a
substitute or additional custodian or
custodians.
20.	AMENDMENT.
      The form of the Receipts and any
provisions of the Deposit Agreement may
at any time and from time to time be
amended by agreement between the
Company and the Depositary without the
consent of Owners and Beneficial Owners
in any respect which they may deem
necessary or desirable.  Any amendment
which shall impose or increase any fees or
charges (other than taxes and other
governmental charges, registration fees,
cable, telex or facsimile transmission
costs, delivery costs or other such
expenses), or which shall otherwise
prejudice any substantial existing right of
Owners of Receipts, shall, however, not
become effective as to outstanding
Receipts until the expiration of thirty (30)
days after notice of such amendment shall
have been given to the Owners of
outstanding Receipts.  Every Owner of a
Receipt at the time any amendment so
becomes effective shall be deemed, by
continuing to hold such Receipt, to
consent and agree to such amendment and
to be bound by the Deposit Agreement as
amended thereby.  In no event shall any
amendment impair the right of the Owner
of any Receipt to surrender such Receipt
and receive therefor the Deposited
Securities represented thereby, except in
order to comply with mandatory
provisions of applicable law.
21.	TERMINATION OF DEPOSIT
AGREEMENT.
      The Depositary shall at any time at
the direction of the Company terminate the
Deposit Agreement by mailing notice of
such termination to the Owners of all
Receipts then outstanding at least ninety
(90) days prior to the date fixed in such
notice for such termination.  The
Depositary may likewise terminate the
Deposit Agreement by mailing notice of
such termination to the Company and the
Owners of all Receipts then outstanding if
at any time ninety (90) days shall have
expired after the Depositary shall have
delivered to the Company a written notice
of its election to resign and a successor
depositary shall not have been appointed
and accepted its appointment as provided
in the Deposit Agreement.  On and after
the date of termination, the Owner of a
Receipt will, upon (a) surrender of such
Receipt at the Corporate Trust Office of
the Depositary, (b) payment of the fee of
the Depositary for the surrender of
Receipts referred to in Section 2.5 of the
Deposit Agreement and (c) payment of
any applicable taxes or governmental
charges, be entitled to delivery, to him or
upon his order, of the amount of Deposited
Securities represented by the American
Depositary Shares evidenced by such
Receipt.  If any Receipts shall remain
outstanding after the date of termination,
the Depositary thereafter shall discontinue
the registration of transfers of Receipts,
shall suspend the distribution of dividends
to the Owners thereof, and shall not give
any further notices or perform any further
acts under the Deposit Agreement, except
that the Depositary shall continue to
collect dividends and other distributions
pertaining to Deposited Securities, shall
sell rights and other property as provided
in the Deposit Agreement, and shall
continue to deliver Deposited Securities,
together with any dividends or other
distributions received with respect thereto
and the net proceeds of the sale of any
rights or other property, in exchange for
Receipts surrendered to the Depositary
(after deducting, in each case, the fee of
the Depositary for the surrender of a
Receipt, any expenses for the account of
the Owner of such Receipt in accordance
with the terms and conditions of the
Deposit Agreement and any applicable
taxes or governmental charges).  At any
time after the expiration of one year from
the date of termination, the Depositary
may sell the Deposited Securities then
held under the Deposit Agreement and
may thereafter hold uninvested the net
proceeds of any such sale, together with
any other cash then held by it thereunder,
unsegregated and without liability for
interest, for the pro rata benefit of the
Owners of Receipts which have not
theretofore been surrendered, such Owners
thereupon becoming general creditors of
the Depositary with respect to such net
proceeds.  After making such sale, the
Depositary shall be discharged from all
obligations under the Deposit Agreement,
except for its obligations to the Company
under Section 5.8 of the Deposit
Agreement and to account for such net
proceeds and other cash (after deducting,
in each case, the fee of the Depositary for
the surrender of a Receipt, any expenses
for the account of the Owner of such
Receipt in accordance with the terms and
conditions of the Deposit Agreement, and
any applicable taxes or governmental
charges).  Upon the termination of the
Deposit Agreement, the Company shall be
discharged from all obligations under the
Deposit Agreement except for its
obligations to the Depositary under
Sections 5.8 and 5.9 of the Deposit
Agreement.
22.	DISCLOSURE OF
INTERESTS.
      Notwithstanding any other
provision of this Deposit Agreement, each Owner and Beneficial Owner agrees to comply with requests from the Company pursuant to applicable law or the Memorandum and Articles of Association to provide information, inter alia, as to the capacity in which such Owner or Beneficial Owner owns American
Depositary Shares (and Shares as the case may be) and regarding the identity of any other person(s) interested in such
American Depositary Shares (and Shares,
as the case may be) and the nature of such interest and various other matters, whether or not they are Owners or Beneficial
Owners at the time of such request.  The
Depositary agrees to use its reasonable
efforts to forward, upon the reasonable
written request of the Company and at the expense of the Company, any such written request from the Company to the Owners and to forward, as promptly as practicable, to the Company any such responses to such requests received by the Depositary.
If the Company requests information from the Depositary, the Custodian or the nominee of either, as the registered owner of the Shares, the obligations of the Depositary, Custodian or such nominee, as the case may be, shall be limited to disclosing to the Company the information contained in the register.


23.	COMPLIANCE WITH U.S.
SECURITIES LAWS.
      Notwithstanding anything in the
Deposit Agreement or this Receipt to the
contrary, the Company and the Depositary
each agrees that it will not exercise any
rights it has under the Deposit Agreement
to prevent the withdrawal or delivery of
Deposited Securities in a manner which
would violate the U.S. securities laws,
including, but not limited to, Section
I.A.(1) of the General Instructions to the
Form F6 Registration Statement, as
amended from time to time, under the
Securities Act.
24.	SUBMISSION TO
JURISDICTION
APPOINTMENT OF AGENT
FOR SERVICE OF PROCESS.
      The Company hereby
(i) irrevocably designates and appoints CT
Corporation System, 111 Eighth Avenue,
13th Floor, New York, New York 10011,
in the State of New York, as the
Companys authorized agent upon which
process may be served in any suit or
proceeding arising out of or relating to the
Shares or Deposited Securities, the
American Depositary Shares, the Receipts
or this Agreement, (ii) consents and
submits to the jurisdiction of any state or
federal court in the State of New York in
which any such suit or proceeding may be
instituted, and (iii) agrees that service of
process upon said authorized agent shall
be deemed in every respect effective
service of process upon the Company in
any such suit or proceeding.  The
Company agrees to deliver, upon the
execution and delivery of the Deposit
Agreement, a written acceptance by such
agent of its appointment as such agent.
The Company further agrees to take any
and all action, including the filing of any
and all such documents and instruments,
as may be necessary to continue such
designation and appointment in full force
and effect for so long as any American
Depositary Shares or Receipts remain
outstanding or this Agreement remains in
force.  In the event the Company fails to
continue such designation and
appointment in full force and effect, the
Company hereby waives personal service
of process upon it and consents that any
such service of process may be made by
certified or registered mail, return receipt
requested, directed to the Company at its
address last specified for notices
hereunder, and service so made shall be
deemed completed five (5) days after the
same shall have been so mailed.
25.	ARBITRATION.
      In the event the Depositary is
advised that a judgment of a United States
court may not be recognized, the following
provisions shall apply:
      (i)	Any controversy, claim or
cause of action brought by any party or
parties hereto against any other party or
parties hereto arising out of or relating to
the Deposit Agreement shall be settled by
arbitration in accordance with the
Commercial Arbitration Rules of the
American Arbitration Association, and
judgment upon the award rendered by the
arbitrators may be entered in any court
having jurisdiction thereof.
      (ii)	The place of the arbitration
shall be the City of New York, State of
New York, United States of America, and
the language of the arbitration shall be
English.
      (iii)	The number of arbitrators
shall be three, each of whom shall be
disinterested in the dispute or controversy,
shall have no connection with any party
thereto, and shall be an attorney
experienced in international securities
transactions.  Each party shall appoint one
arbitrator and the two arbitrators shall
select a third arbitrator who shall serve as
chairperson of the tribunal.  If a dispute,
controversy or cause of action shall
involve more than two parties, the parties
shall attempt to align themselves in two
sides (i.e., claimant and respondent), each
of which shall appoint one arbitrator as if
there were only two parties to such
dispute, controversy or cause of action.  If
either or both parties fail to select an
arbitrator, or if such alignment (in the
event there is more than two parties) shall
not have occurred, within sixty (60)
calendar days after the initiating party
serves the arbitration demand or the two
arbitrators fail to select a third arbitrator
within sixty (60) calendar days of the
selection of the second arbitrator, the
American Arbitration Association shall
appoint the arbitrator or arbitrators in
accordance with its rules.  The parties and
the American Arbitration Association may
appoint the arbitrators from among the
nationals of any country, whether or not a
party is a national of that country.
      (iv)	The arbitrators shall have
no authority to award damages not
measured by the prevailing partys actual
damages and shall have no authority to
award any consequential, special or
punitive damages, and may not, in any
event, make any ruling, finding or award
that does not conform to the terms and
conditions of the Deposit Agreement.
      (v)	In the event any thirdparty
action or proceeding is instituted against the Depositary relating to or arising from any act or failure to act by the Company, the Company hereby submits to the personal jurisdiction of the court or administrative agency in which such action or proceeding is brought.



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